Exhibit 5.1

17 September 2015

Manchester United plc

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9005

Cayman Islands

Dear Sirs

MANCHESTER UNITED PLC

We act as Cayman Islands counsel to Manchester United plc, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), in connection with the preparation of the Registration Statement on Form F-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement references the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”) of the following securities (the “Securities”):

(a)         up to $400,000,000 aggregate principal amount of the Company’s securities to be issued by the Company consisting of:

(i)             Class A ordinary shares, par value $0.0005 per share (the “New Shares”);

(ii)          debt securities to be issued pursuant to the applicable indenture to be entered into by the Company (the “Debt Securities”);

(iii)       warrants to purchase New Shares or the Debt Securities, to be issued under a warrant agreement to be entered into by the Company and a warrant agent named therein;

(b)         up to 24,000,000 Class A ordinary shares, par value $0.0005 per share (the “Original Shares”) together with the New Shares the “Equity Securities”) to be offered from time to time by the “selling shareholders” referred to in the Prospectus.

Certain of the Original Shares may have been issued and allotted to the relevant selling shareholders as Class B ordinary shares in the capital of the Company.  Such shares will be converted automatically, immediately prior to their sale and in accordance with the provisions of the Articles (defined in Schedule 1), from Class B ordinary shares to Class A ordinary shares (such shares, the “Converted Shares”).

Walkers

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T  +1 345 949 0100  F  +1 345 949 7886  www.walkersglobal.com

We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus contained therein and Prospectus Supplements pursuant to Rule 462(b) under the Act and that this opinion is required to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus or Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities.

For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.  Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant and under the laws of the Cayman Islands, we give the following opinion in relation to the matters set out below.

1.              With respect to the New Shares: when (a) the Board has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters; (b) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than their par value) has been made; and (c) valid book-entry notations are made in the register of members of the Company, then such Equity Securities will have been duly authorised and validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

2.              With respect to the Original Shares other than the Converted Shares: such Equity Securities have been duly authorised by all necessary corporate action of the Company, have been validly created and legally issued, and are fully paid and non-assessable.

3.              With respect to the Converted Shares: such Equity Securities have been duly authorised by all necessary corporate action of the Company and upon (a) conversion of such securities in accordance with the provisions of the Articles and (b) the making of valid book-entry notations in the register of members of the Company, such Equity Securities will have been legally issued, fully paid and non-assessable.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  This opinion is for your benefit and the benefit of your legal advisors acting in that capacity in connection with the

Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act, without our prior written consent. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers

WALKERS

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.                                      The Certificate of Incorporation dated 30 April 2012, the certificate of incorporation on change of name dated 8 August 2012, the Register of Directors in each case of the Company and the Amended and Restated Memorandum and Articles of Association of the Company adopted on 8 August 2012 (the “Articles”) provided to us by the registered office of the Company in the Cayman Islands.

2.                                      A copy of the executed written resolutions of the Board of Directors of the Company dated 7 August 2015.

3.                                      Copies of the following documents (the “Documents”):

(a)         the Registration Statement dated 17 September 2015; and

(b)         such other documents as we have deemed necessary to render the opinion set forth herein.

SCHEDULE 2

ASSUMPTIONS

1.                                      All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to or in connection with the Documents outside the Cayman Islands to ensure the legality, validity and enforceability of the Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

2.                                      The originals of all documents examined in connection with this opinion are authentic.  The Documents conform in every material respect to the latest draft of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

3.                                      Each of the Registration Statement, Prospectus and any Prospectus Supplement and the documents or agreements referred to therein will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the New Shares and the Converted Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms.

4.                                      We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

5.                                      The Company will have offered, issued and sold the New Shares and the Converted Shares in the manner contemplated by the Registration Statement, Prospectus and any Prospectus Supplement and the documents or agreements referred to therein and otherwise in compliance with all applicable United States federal and state securities laws.